Exhibit 32.2

NANOGEN, INC.

CERTIFICATIONS REQUIRED BY

RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, David Ludvigson, Executive Vice President, Chief Financial Officer and Treasurer of Nanogen, Inc., a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 13, 2003	DAVID LUDVIGSON
David Ludvigson Executive Vice President, Chief Financial Officer and Treasurer